Exhibit 10.1
Incentive Compensation Repayment Policy of
Nationwide Health Properties, Inc. (the “Company”)
If the Board of Directors of the Company (the “Board”) or an appropriate committee of the Board determines that an executive officer or other employee identified by the Board of Directors engaged in an act of embezzlement, fraud, breach of fiduciary duty or misconduct during the employee’s employment that, in the determination of the Board or such committee, contributed to an obligation to restate Company’s financial statements, the Board or such committee, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the embezzlement, fraud, breach of fiduciary duty or misconduct and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any cash bonus or other non-equity based incentive compensation paid to the employee. The Board has given the Compensation Committee and/or the Audit Committee the authority to make determinations under this policy.
The remedies that may be sought by Board or committee are subject to a number of conditions, including, that: (1) the cash bonus or other non-equity based incentive compensation to be recouped was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, (2) the employee in question engaged in conduct that caused or partially caused the need for the restatement, and (3) a lower payment would have been made to the employee based upon the restated financial results.
Further, following a restatement of the Company’s financial statements, the Company will recover any compensation received by the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law or regulation.
This claw back policy shall terminate upon a “Change in Control Event” as defined in the Company’s 2005 Performance Incentive Plan.